Bowhead Specialty Holdings Inc. Reports First Quarter 2026 Results

NEW YORK, New York. (BusinessWire) – May 5, 2026 – Bowhead Specialty Holdings Inc. (NYSE: BOW), today announced financial results for the first quarter ended March 31, 2026.(1)

First Quarter 2026 Highlights
•Gross written premiums increased 24.0% to $216.7 million.
•Net income of $16.0 million, or $0.48 per diluted share.
•Adjusted net income(2) of $16.0 million, or $0.48 per diluted share(2).
•Return on equity of 14.1% and adjusted return on equity(2) of 14.1%.
•Book value per share $13.98 and diluted book value per share of $13.80.
Bowhead Chief Executive Officer, Stephen Sills, commented, “We are very pleased with our strong start to 2026, delivering a 24% growth in gross written premiums in the first quarter. This performance was driven by the disciplined premium growth achieved in our Casualty portfolio and the strong execution in Baleen within our digital underwriting platform. As we look ahead, we remain focused on our strategy of building a balanced portfolio of craft and digital solutions to deliver sustainable and profitable growth across market cycles. Brandon Mezick, our Head of Digital, will join today’s earnings call to share how our digital underwriting platform supports this strategy and strengthens our competitive position.”

Underwriting Results

The 24.0% increase in gross written premiums to $216.7 million in the first quarter of 2026 was driven by our increasing renewal book and continued growth in our platform across all divisions:

•Our Casualty division led the growth with a 20.4% increase to $147.3 million;
•Professional Liability increased 6.4% to $27.7 million;
•Healthcare Liability increased 28.0% to $30.4 million;
•Baleen Specialty increased 313.9% to $11.4 million.
Our loss ratio of 66.9% in the first quarter of 2026 remained unchanged compared to the same period in 2025.
Our current accident year loss ratio remained unchanged due to offsetting impacts from our updated expected loss ratios in the fourth quarter of 2025 and changes in our portfolio mix.
As communicated in the past, the existence of our prior accident year reserves were driven by expected loss ratios applied to additional premiums that were billed and fully earned in the first quarter, but associated with policies from prior accident years. Once again, these amounts were not based on actual losses settling for more than reserved, and did not represent an increase in estimated reserves on unresolved claims.
Our expense ratio was 28.4% for the three months ended March 31, 2026, reflecting a decrease of 2.0 points compared to 30.4% for the same period in 2025. This decrease in our expense ratio was primarily driven by the 2.9 point decrease in our operating expense ratio and a 0.3 point increase in other insurance-related income, which contributed to the lowering of our expense ratio. These improvements were partially offset by the 1.2 point increase in our net acquisition costs ratio.

The decrease in our operating expense ratio was due to the continued scaling of our business, where net earned premiums grew at a higher rate than our expenses, as well as the prudent management of our expenses, including new estimates of deferrable costs.

The increase in our net acquisition costs ratio was driven by the increase in earned broker commissions due to changes in our portfolio mix and an increase in the ceding fee we pay to American Family, partially offset by an increase in earned ceding commissions from our ceded reinsurance treaties.

Investment Results

Net investment income increased 43.5% in the quarter to $18.0 million, driven by a higher balance of investments. Our investment portfolio had a book yield of 4.6% and a new money rate of 4.7% as of March 31, 2026.

The weighted average effective duration of our investment portfolio, which included cash equivalents, was 3.2 years and had an average rating of “AA-” as of March 31, 2026.

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(1)Comparisons in this release are made to March 31, 2025 financial results unless otherwise noted.
(2)Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Summary of Operating Results

The following table summarizes the Company’s results of operations for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025	$ Change	% Change
	($ in thousands, except percentages and per share data)
Gross written premiums	$216,741	$174,848	$41,893	24.0%
Ceded written premiums	(76,399)	(58,079)	(18,320)	31.5%
Net written premiums	$140,342	$116,769	$23,573	20.2%

Revenues
Net earned premiums	$136,808	$109,816	$26,992	24.6%
Net investment income	18,027	12,559	5,468	43.5%
Net realized investment losses	(21)	(4)	(17)	425.0%
Other insurance-related income	880	345	535	155.1%
Total revenues	155,694	122,716	32,978	26.9%

Expenses
Net losses and loss adjustment expenses	91,481	73,427	18,054	24.6%
Net acquisition costs	13,893	9,796	4,097	41.8%
Operating expenses	25,804	23,937	1,867	7.8%
Non-operating expenses	—	110	(110)	(100.0)%
Warrant expense	775	775	—	—%
Interest expense and financing fees	3,162	247	2,915	1180.2%
Foreign exchange losses (gains)	8	(46)	54	(117.4)%
Total expenses	135,123	108,246	26,877	24.8%

Income before income taxes	20,571	14,470	6,101	42.2%
Income tax expense	(4,561)	(3,045)	(1,516)	49.8%
Net income	$16,010	$11,425	$4,585	40.1%

Key Operating and Financial Metrics:
Adjusted net income(1)	$16,033	$11,479	$4,554	39.7%
Loss ratio	66.9%	66.9%
Expense ratio	28.4%	30.4%
Combined ratio	95.3%	97.3%
Return on equity(2)	14.1%	12.0%
Adjusted return on equity(1)(2)	14.1%	12.1%
Diluted earnings per share	$0.48	$0.34	$0.14	41.2%
Diluted adjusted earnings per share(1)	$0.48	$0.34	$0.14	41.2%
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NM - Percentage change is not meaningful.
(1)Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.
(2)For the three months ended March 31, 2026 and 2025, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Condensed Consolidated Balance Sheets

	March 31, 2026	December 31, 2025
	($ in thousands, except share data)
Assets
Investments
Fixed maturity securities, available for sale, at fair value (amortized cost of $1,524,297 and $1,364,228, respectively)	$1,520,350	$1,371,006
Short-term investments, at amortized cost, which approximates fair value	4,976	—
Total investments	1,525,326	1,371,006

Cash and cash equivalents	97,185	193,545
Restricted cash and cash equivalents	44,343	40,225
Accrued investment income	11,327	10,958
Premium balances receivable	84,631	84,415
Reinsurance recoverable, net	433,265	399,676
Prepaid reinsurance premiums	192,110	191,821
Deferred policy acquisition costs	40,044	35,284
Property and equipment, net	11,307	10,636
Income taxes receivable	1,426	3,073
Deferred tax assets, net	27,742	22,476
Other assets	10,587	8,261
Total assets	$2,479,293	$2,371,376

Liabilities
Reserve for losses and loss adjustment expenses	$1,220,800	1,129,936
Unearned premiums	556,416	552,594
Reinsurance balances payable	59,085	65,778
Debt	146,515	146,447
Income taxes payable	6,213	314
Accrued expenses	11,088	19,047
Other liabilities	20,016	7,986
Total liabilities	2,020,133	1,922,102

Commitments and contingencies (Note 13)

Mezzanine equity
Performance stock units	1,258	1,008

Stockholders' equity
Common stock	328	328
($0.01 par value; 400,000,000 shares authorized, 32,838,035 and 32,783,451 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively)
Additional paid-in capital	327,987	325,889
Accumulated other comprehensive gain (loss)	(3,118)	5,354
Retained earnings	132,705	116,695
Total stockholders' equity	457,902	448,266
Total mezzanine equity and stockholders' equity	459,160	449,274

Total liabilities, mezzanine equity and stockholders' equity	$2,479,293	$2,371,376

Gross Written Premiums

The following table presents gross written premiums by underwriting division for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	% of Total	2025	% of Total	$ Change	% Change
	($ in thousands, except percentages)
Casualty	$147,269	68.0%	$122,314	70.0%	$24,955	20.4%
Professional Liability	27,660	12.8%	26,000	14.8%	1,660	6.4%
Healthcare Liability	30,445	14.0%	23,788	13.6%	6,657	28.0%
Baleen Specialty	11,367	5.2%	2,746	1.6%	8,621	313.9%
Gross written premiums	$216,741	100.0%	$174,848	100.0%	$41,893	24.0%

The following tables present gross written premiums by underwriting model(1) for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	% of Total	2025	% of Total	$ Change	% Change
	($ in thousands, except percentages)
Craft	$201,916	93.2%	$172,102	98.4%	$29,814	17.3%
Digital
Baleen Specialty	11,367	5.2%	2,746	1.6%	8,621	313.9%
Express	3,458	1.6%	—	—%	3,458	NM
Digital	14,825	6.8%	2,746	1.6%	12,079	439.9%
Gross written premiums	$216,741	100.0%	$174,848	100.0%	$41,893	24.0%
__________________
NM - Percentage change is not meaningful.
(1)Our products are delivered through two complementary underwriting models designed to support sustainable and profitable growth across market cycles: a “craft” model for large, complex, higher-severity risks, and a “digital” model, which includes Baleen Specialty and other small-business offerings (“express”), for smaller, simpler, scalable business.

Loss Ratio

The following table summarizes current and prior accident year loss ratios for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026		2025
	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Current accident year	$90,879	66.5%	$72,983	66.5%
Prior accident year(1)	602	0.4%	444	0.4%
Total	$91,481	66.9%	$73,427	66.9%
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(1)The existence of our prior accident year losses for the three months ended March 31, 2026 and 2025 were driven by expected loss ratios applied to additional premiums billed and fully earned in the period, but associated with policies from prior accident years. These amounts were not based on actual losses settling for more than reserved, and did not represent an increase in estimated reserves on unresolved claims.

Expense Ratio

The following table summarizes the components of our expense ratio for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026		2025
	Expenses	% of Net Earned Premium	Expenses	% of Net Earned Premium
	($ in thousands, except percentages)
Net acquisition costs	$13,893	10.1%	$9,796	8.9%
Operating expenses	25,804	18.9%	23,937	21.8%
Less: Other insurance-related income	(880)	(0.6)%	(345)	(0.3)%
Total expense ratio	$38,817	28.4%	$33,388	30.4%

Net Investment Income

The following table summarizes the sources of net investment income for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
	($ in thousands)
U.S. government and government agency	$739	$1,844
State and municipal	1,374	687
Commercial mortgage-backed securities	2,115	1,180
Residential mortgage-backed securities	4,256	2,539
Asset-backed securities	2,063	1,484
Corporate	6,139	3,253
Short-term investments	21	128
Cash and cash equivalents	1,684	1,704
Gross investment income	18,391	12,819
Investment expenses	(364)	(260)
Net investment income	$18,027	$12,559

Reconciliation of Non-GAAP Financial Measures

This earnings release contains certain financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. Management believes that each of the non-GAAP financial measures described below provides useful insight into our underlying business performance.

•Adjusted net income is defined as net income excluding the impact of net realized investment losses, non-operating expenses, loss on extinguishment of credit facility, foreign exchange losses (gains), and certain strategic initiatives. Adjusted net income excludes the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments that would be included in calculating our income tax expense using the estimated tax rate at which we received a deduction for these adjustments.

•Adjusted return on equity is defined as adjusted net income as a percentage of average beginning and ending mezzanine equity and stockholders’ equity.

•Diluted adjusted earnings per share is defined as adjusted net income divided by the weighted average common shares outstanding for the period, reflecting the dilution that may occur if equity based awards are converted into common stock equivalents as calculated using the treasury stock method.

You should not rely on these non-GAAP financial measures as a substitute for any U.S. GAAP financial measure.
While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and not as a replacement for or superior to the comparable U.S. GAAP measures. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

Adjusted net income

Adjusted net income for the three months ended March 31, 2026 and 2025 reconciles to net income as follows:

	Three Months Ended March 31,
	2026		2025
	Before income taxes	After income taxes	Before income taxes	After income taxes
	($ in thousands)
Income as reported	$20,571	$16,010	$14,470	$11,425
Adjustments:
Net realized investment gains	21	21	4	4
Non-operating expenses	—	—	110	110
Foreign exchange losses (gains)	8	8	(46)	(46)
Tax impact	—	(6)	—	(14)
Adjusted net income	$20,600	$16,033	$14,538	$11,479

Adjusted return on equity

Adjusted return on equity for the three months ended March 31, 2026 and 2025 reconciles to return on equity as follows:

	Three Months Ended March 31,
	2026	2025
	($ in thousands, except percentages)
Numerator: Adjusted net income(1)	$64,135	$45,916
Denominator: Average mezzanine equity and stockholders' equity	454,218	380,903
Adjusted return on equity	14.1%	12.1%
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(1)For the three months ended March 31, 2026 and 2025, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Diluted adjusted earnings per share

Diluted adjusted earnings per share for the three months ended March 31, 2026 and 2025 reconciles to diluted earnings per share as follows:

	Three Months Ended March 31,
	2026	2025
	($ in thousands, except share and per share data)
Numerator: Adjusted net income	$16,033	$11,479
Denominator: Diluted weighted average shares outstanding	33,283,727	33,711,924
Diluted adjusted earnings per share	$0.48	$0.34

About Bowhead Specialty Holdings Inc.

Bowhead Specialty is a growing specialty insurance business providing casualty, professional liability and healthcare liability insurance products. We were founded and are led by industry veteran Stephen Sills. The team is composed of highly experienced and respected industry veterans with decades of individual, successful underwriting and management experience. Our products are delivered through two complementary underwriting models designed to support sustainable and profitable growth across market cycles: a “craft” model for large, complex, higher-severity risks, and a “digital” model, which includes Baleen Specialty and other small-business offerings (“express”), for smaller, simpler, and scalable business.

We pride ourselves on the quality and experience of our people, who are committed to exceeding our partners’ expectations through excellent service and expertise. Our collaborative culture spans all functions of our business and allows us to provide a consistent, positive experience for all of our partners.

Conference Call

The Company will host a conference call to discuss its results today, Tuesday, May 5, 2026, beginning at 8:30 a.m. Eastern Time.

The conference call will include Brandon Mezick, Bowhead’s Head of Digital Underwriting, as a guest speaker who will discuss the Company’s growing “digital” underwriting model.

Interested parties may access the conference call through a live webcast, which can be accessed by going to https://bowhead-1q26-earnings-call.open-exchange.net/registration, or by visiting the Company’s Investor Relations website. A dial-in option for listen-only participants will be available after registering for the call. Please join the live webcast or dial in at least 10 minutes before the start of the call.

A replay of the event webcast will be available on the Company’s Investor Relations website for one year following the call.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "seeks," "future," "outlook," "prospects" "will," "would," "should," "could," "may," "can have" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These risks include those described in the Company’s filings made with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Investor Relations Contact:
Shirley Yap, Head of Investor Relations
investorrelations@bowheadspecialty.com